UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601
DE	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders ("Annual Meeting") of Geospace Technologies Corporation (the "Company") was held on February 6, 2014 in Houston, Texas. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1:

Dr. Thomas L. Davis and Mr. Richard F. Miles were elected as directors to serve three-year terms expiring in 2017. The voting details are as follows:

	For	Withheld Authority	Non Vote
Dr. Thomas L. Davis	10,195,635	1,428,465	801,906
Mr. Richard F. Miles	10,260,121	1,363,979	801,906

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of UHY, LLP, independent public accountants, as auditors for the year ending September 30, 2014. This proposal was approved and the voting details are as follows:

For	Against	Abstain
12,163,389	245,649	16,968

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote
11,374,629	238,897	10,574	801,906

Proposal 4:

Proposal 4 was a proposal to vote on the approval of the Company's 2014 Long-Term Incentive Plan. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote
10,943,325	669,221	11,554	801,906

Proposal 5:

Proposal 5 was a proposal to vote on the approval of the material terms of the performance goals for performance awards that are included under the 2014 Long-Term Incentive Plan. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote
11,383,565	230,251	10,284	801,906

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: February 7, 2014
By: /s/Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary